UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, our board of directors elected Karen A. Till to serve as a director and a member of our nominating and corporate governance committee, thereby filling the vacancy in our board and such committee. Ms. Till’s term as director expires at our 2020 annual meeting of stockholders and her successor has been elected and qualified. In addition, our board appointed Mr. Charles Biederman, a current director, to serve as the chair of the nominating and corporate governance committee.

Ms. Till, age 56, an independent director, has served (i) as chief financial officer of Miller & Milone, P.C. since July 2010, (ii) in various capacities (including vice president, strategic and taxation, from 2006 to 2010) at Arbor Commercial Mortgage, LLC from 1998 to 2010, (iii) in various capacities (including vice president, financial, from 1993 to 1998) at BRT Apartments Corp. (f/k/a BRT Realty Trust), from 1988-1998, and (iv) in various capacities at Ernst and Whitney, from 1984 to 1988. Ms. Till is a certified public accountant.

The compensation paid to our independent directors for their service in such capacity is described under the caption “Governance of the Company – Compensation of Directors” in our proxy statement filed with the Securities and Exchange Commission on April 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 11, 2019	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief Financial Officer

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